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                                                                Exhibit 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation, by reference, of our report dated February 27, 1998, on the financial statements of Sulcus Hospitality Technologies Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 in its previously filed Registration Statement on Form S-8 for its 1997 Employee Stock Purchase Plan, 1997 Long Term Incentive Plan and 1997 Non-Employee Directors Stock Plan.



                                                Crowe, Chizek and Company LLP


Columbus, Ohio
March 31, 1998